UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEGAWEST ENERGY CORP.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Suite 800, 926 – 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7

(Address of Principal Executive Offices and Zip Code)

2004 Stock Option Plan (Amended and Restated February 19, 2007 and August 9, 2007)

(Full title of the plan)

George T. Stapleton, II

Suite 800, 926 - 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7

(Name and address of agent for service)

(403) 984-6342

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Kelly Sledz

c/o MegaWest Energy Corp.

Suite 800, 926 - 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7

Telephone: (403) 984-6342

Facsimile: (403) 984-6343

Clark Wilson LLP

Attention: Jonathan C. Lotz

#800 - 885 West Georgia Street

Vancouver, British Columbia, Canada V6C 3H1

Telephone: (604) 687-5700

Facsimile: (604) 687-6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares to be registered under 2004 Stock Option Plan	900,000(2)	US$1.82	US$1,638,000	US$50.29(3)

(1)    An indeterminate number of additional common shares shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act of 1933.

(2)    Consisting of 900,000 common shares in the capital of our company issuable under our 2004 Stock Option Plan (amended and restated February 19, 2007 and August 9, 2007). The 2004 Stock Option Plan (for Canadian residents) authorizes the issuance of a maximum of: (i) 20% of the total number of common shares issued and outstanding from time to time; (ii) less the total number of common shares that may be issued upon the exercise of options granted by our company pursuant to the 2007 Supplementary Stock Option Plan (for United States residents) ; and (iii) less the total number of common shares that may be issued upon the exercise of options, otherwise granted by our company.

(3)    The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the bid and asked price (US$1.82 bid; US$1.82 ask) of the common stock of MegaWest Energy Corp. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on September 14, 2007.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register 900,000 common shares in the capital of our company which may be issued pursuant to our 2004 Stock Option Plan dated August 24, 2004 (amended and restated February 19, 2007 and August 9, 2007).

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form F-3 under the Securities Act of 1933. The reoffer prospectus has been included in this registration statement on Form S-8 so that the selling security holders may resell their common shares upon exercise of their stock options. These selling security holders were granted stock options prior to us filing this registration statement on Form S-8 with respect to our 2004 Stock Option Plan. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form F-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to 525,000 common shares which have been issued pursuant to the 2004 Stock Option Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The purpose of the 2004 Stock Option Plan is to retain the services of valued key employees, directors, officers and consultants of our company and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders. The 2004 Stock Option Plan is intended to be used for Canadian residents.

We will send or give the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 2004 Stock Option Plan. A copy of the 2004 Stock Option Plan is attached as Exhibit 4.1 to this Form S-8. The form of Stock Option Certificate for use under the 2004 Stock Option Plan is attached as Exhibit 4.2 to this Form S-8.

This registration statement relates to in aggregate 900,000 common shares in the capital of our company issuable pursuant to the exercise of options granted under the 2004 Stock Option Plan.

Item 2.	Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of the 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the President, MegaWest Energy Corp., Suite 800, 926 - 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7. Our telephone number is (403) 984-6342 and our facsimile number is (403) 984-6343.

REOFFER PROSPECTUS

The date of this reoffer prospectus is September 27, 2007

MEGAWEST ENERGY CORP.

Suite 800, 926 – 5th Avenue S.W

Calgary, Alberta, Canada T2P 0N7

525,000 Common Shares

This reoffer prospectus relates to 525,000 common shares in the capital of our company which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. We anticipate that the selling security holders will offer the common shares for sale at prevailing prices on the OTC Bulletin Board, or on such other quotation system or stock exchange upon which our common shares are then quoted or traded, on the date of sale. We will receive the exercise price at the time of the exercise of any stock options by the selling security holders unless a selling security holder elects for a cashless exercise, in which case we will issue shares to the selling security holder net of the number of shares required to cover the exercise price. The selling security holders will bear all sales commissions and similar expenses. We will, however, pay all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common shares are quoted on the OTC Bulletin Board under the trading symbol "MGWSF". On September 14, 2007, the last reported closing price for our common shares was US$1.82 on the OTC Bulletin Board.

Our principal executive offices are located at Suite 800, 926 - 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7. Our phone number is (403) 984-6342 and our facsimile number is (403) 984-6343.

The common shares offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this reoffer prospectus entitled "Risk Factors" beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common shares. You should carefully read the entire reoffer prospectus, including the section entitled "Risk Factors" appearing at page 7, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to 525,000 common shares which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer the common shares for sale at prevailing prices on the OTC Bulletin Board, or on such other quotation system or stock exchange upon which our common shares are then quoted or traded, on the date of sale. We will not receive any proceeds from the sales of the common shares by the selling security holders under this reoffer prospectus. We will receive the exercise price at the time of the exercise of any stock options by the selling security holders unless a selling security holder elects for a cashless exercise, in which case we will issue shares to the selling security holder net of the number of shares required to cover the exercise price. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will pay for all of the costs associated with the filing of this registration statement.

A Brief History of our Company

We are a company organized under the laws of the Province of British Columbia. We were originally incorporated in the Province of British Columbia under the Company Act (British Columbia) on February 8, 2000 under the name "Brockton Capital Corp.". On March 29, 2004, the Business Corporations Act (British Columbia) came into effect, replacing the Company Act. As required by the Business Corporations Act, our company was "transitioned" under the Business Corporations Act, effective June 30, 2005. At a special general meeting of shareholders of our company on February 19, 2007, our shareholders authorized our directors to remove the pre-existing company provisions applicable to our company pursuant to the Business Corporations Act and to adopt new articles for our company. The shareholders also approved a special resolution changing the name of our company to "MegaWest Energy Corp". The change of name was effected as of February 27, 2007.Our corporate offices are located at Suite 800, 926 - 5th Avenue SW, Calgary Alberta, Canada T2P 0N7. Our telephone number is (403) 984-6342 and our facsimile number is (403) 984-6343.

We are a non-conventional oil and gas company with an initial focus on North American heavy oil. We have completed agreements and have acquired and earned in on over 70,000 acres in four project areas: Trinity Sands in Texas, Kentucky Reserves in Kentucky, Deerfield in Missouri and Chetopa in Kansas, none of which have proven reserves. We have never had commercial oil and gas operations. We are also actively assessing additional heavy oil prospects. Our company intends to acquire large blocks of oil and gas rights known to contain substantial deposits of heavy oil. Through delineation drilling and the completion of pilot production tests, we plan to establish proven and producing reserves on these development projects using thermal recovery technologies developed in Canada. The underpinning for our strategy is the convergence of the increased necessity for North American security of energy supplies and current world oil prices.

Our operational and head office is in Calgary, Alberta, which is considered to be the centre of the Canadian oil industry. In Calgary, we have access to a vast array of technical experts in the recovery of heavy oil. We have built a team with expertise in various methods of primary and thermal heavy oil recovery, including Cyclic Steam Stimulation (CSS), Steam Assisted Gravity Drainage (SAGD), steam drive, in situ combustion, ET-DSP™ (a form of electro-thermal heating) and solvent processes.

FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as

"may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this reoffer prospectus, unless otherwise specified, all dollar amounts are expressed in Canadian dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this reoffer prospectus and unless otherwise indicated, the terms "we", "us" and "our company" refer to MegaWest Energy Corp. and our wholly owned subsidiaries.

RISK FACTORS

Risks Relating to this Offering

An investment in our common stock involves a number of significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and our business before purchasing our common shares. Our business, operating results and financial condition could be seriously harmed due to any of these risks. Also, the risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

In evaluating us, our business and any investment in our business, readers should carefully consider the following factors.

Sales of a substantial number of shares of our common stock into the public market by the selling security holders may result in significant downward pressure on the price of our common stock and could affect the ability of our shareholders to realize the current trading price of our common stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. There were 72,561,050 shares of our common stock issued and outstanding as of September 14, 2007, excluding 4,750,000 shares that were issued and held in trust pursuant to an escrow agreement entered into in connection with the acquisition of Deerfield Energy LLC. When this prospectus and the registration statement of which this prospectus forms a part is declared effective, the selling security holders may be reselling up to 900,000 shares of our common stock, none of which are included in the number of our issued and outstanding common shares as of September 14, 2007, shown above.

Any significant downward pressure on the price of our common stock as the selling security holders sell the shares of our common stock could encourage short sales by the selling security holders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our common stock is not liquid and shareholders may be unable to sell their shares.

Our common stock is currently quoted on the OTC Bulletin Board and is thinly traded. In the past, our trading price has fluctuated widely, depending on many factors that may have little to do with our operations or business prospects. There is currently a limited market for our common stock and we can provide no assurance to investors that a liquid market will develop. If a market for our common stock does not develop, our shareholders may not be able to resell the shares of our common shares that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment and changes in earnings estimates by analysts may cause the price of our common stock to fluctuate substantially. In addition, the OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a national exchange, our shareholders may have difficulty reselling their shares.

Securities class-action litigation has often been instituted following periods of volatility in the market price of a company's securities. Such litigation, if instituted against our company, could result in substantial costs for our company and a diversion of management's attention and resources.

Risks Relating to our Financial Condition

We have yet to attain profitable operations and because we will need additional financing to fund our exploration activities, there is substantial doubt about our ability to continue as a going concern.

Our company has a limited operating history and as of the date of this prospectus is considered to be in the development stage. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies seeking to acquire or establish new business opportunities. To date, we have identified and acquired interests in four oil and gas properties, but there can be no assurances that we will develop such properties or be able to identify, secure and complete further suitable acquisitions in the future.

The success of our company is also significantly dependent on a successful drilling, completion and production program. Our company's operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. There can be no assurance that our business plan will prove successful, and no assurance that we may be able to operate profitably, if at all.

We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a material adverse effect on our financial condition. In addition, our operating results are dependent to a large degree upon factors outside our control. There are no assurances that we will be successful in addressing these risks, and the failure to address such risks may adversely affect our business.

It is unlikely that we will generate significant revenues while we seek to complete our drilling, completion and production program and seek additional suitable business opportunities. Our short and long-term prospects depend upon the success of our drilling, completion and production program and our ability to select and secure suitable business opportunities. In order for our company to generate revenues, we will incur substantial expenses in the location, acquisition and development of commercially viable reserves of oil and gas. All of our projects are in the exploration stage only and are without proved reserves of oil and gas. Accordingly, we have not generated significant revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set out herein. Since we have not generated significant revenues, we may have to raise additional monies through the sale of our equity securities, debt and/or joint venture farmouts in order to continue our business operations and develop our projects, if determined to be commercial.

We therefore expect to incur significant losses for the foreseeable future. We recognize that if we are unable to generate significant revenues from our business activities, our entire business may fail, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

We will require additional financing to continue as a going concern.

There can be no assurance that, if required, any such financing will be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon our company. Although we believe that we have funds sufficient to meet our immediate needs, we expect to require further funds to finance the development of our company. If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of our company. Inadequate funding could also impair our ability to compete in the marketplace, which may result in the dissolution of our company.

We have not generated significant revenues and our ability to generate revenues is uncertain.

In the past, we have incurred substantial net losses. For the fiscal year ended April 30, 2007, we incurred a net loss of $6,893,052. We also had an accumulated deficit of $18,807,204 as at April 30, 2007. At this time, our ability to generate significant revenues is uncertain. Although we believe that we have sufficient funds to finance our operating costs for the next twelve months, we may require additional funds to finance the acquisition of suitable additional business opportunities or to complete business combinations. We do not expect to generate any significant revenues for the foreseeable future. Accordingly, we may require additional funds, either from equity, debt financing and/or joint venture farmouts. Obtaining additional financing is subject to a number of factors, including investor acceptance of any business we may acquire or combine with in the future and general investor sentiment. Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in the dilution of existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

Risks Relating to Oil and Gas Operations

The oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring further leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staff for suitable business opportunities, desirable oil and gas properties for drilling operations, drilling equipment and funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed.

As our Chetopa, Deerfield, Kentucky Reserves and Trinity Sands projects are in the exploration stage, there can be no assurance that we will establish commercial discoveries on these projects.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few of the prospects that are explored are ultimately developed into producing oil and/or gas wells. Our Chetopa project in Kansas, Deerfield project in Missouri, Kentucky Reserves project in Kentucky and Trinity Sands project in Texas are all in the exploration stage only and are without proved reserves of oil and gas. There can be no assurance that we will establish commercial discoveries on any of our projects.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company, any of which may have a material adverse effect on our company.

The potential profitability of oil and gas projects is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to world-wide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company. Further, exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

Oil and gas operations in the United States and Canada are subject to federal, state and provincial laws and regulations relating to the protection of the environment, including, but not limited to, laws regulating removal of natural resources from the ground and the discharge/release of materials into the environment. Oil and gas operations in United States and Canada are also subject to federal, state and provincial laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. No assurance can be given that environmental standards imposed by federal, state and provincial authorities will not be changed or that any such changes would not have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. Our current and anticipated exploration and drilling activities are subject to the aforementioned environment regulations. When and if we establish reserves or enter into production, we will become subject to additional regulations which do not currently pertain to us or affect our current operations.

Specifically, we are subject to legislation regarding releases into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of federal, state and provincial authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labour disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

We have oil and gas leases in respect of the real property associated with our projects, but the real property may be subject to prior unregistered agreements, or transfers which have not been recorded or detected through title searches.

We have oil and gas leases with respect to the real property associated with our projects and we believe our interests are valid. However, these leases do not guarantee title against all possible claims. The real property may be subject to prior unregistered agreements, or transfers which have not been recorded or detected through title research. If the oil and gas leases to the real property associated with our projects are challenged, we may have to expend funds defending any such claims and may ultimately lose some or all of any revenues generated from the projects if we lose our interest in such leases.

Risks Relating to our Common Stock

If we complete further business opportunities or combinations, we will likely be required to issue a substantial number of shares which would dilute the stockholdings of our current shareholders and result in a change of control of our company.

We may acquire additional oil and gas property interests in the future and will likely have to issue shares of our common stock to acquire such interests. Issuing previously unissued shares of our common stock will reduce the percentage of shares owned by our existing shareholders and may result in a change in the control of our company and our management.

Shareholders' interests in our company will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of an unlimited number of common shares, without par value, and 100,000,000 preferred shares, without par value. In the event that we are required to issue additional shares or enter into private placements to raise financing through the sale of equity securities, the interests of existing shareholders in our company will be diluted and existing shareholders may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we do issue additional shares, it will cause a reduction in the proportionate ownership and voting power of all existing shareholders.

Principal shareholders, senior management and directors have significant influence regarding share ownership. This concentration could lead to conflicts of interest and difficulties for non-insider investors effecting corporate changes, and could adversely affect our company's share price.

As of September 14, 2007, our senior management, directors and greater than five percent shareholders (and their affiliates), acting together, held approximately 21 percent of the issued and outstanding shares of our company, on a diluted basis, and have the ability to influence all matters submitted to our company's shareholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our company's assets) and to control our company's management and affairs.  Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of our company, impeding a merger, consolidation, takeover or other business combination involving our company or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could have a material adverse effect on the market price of our shares.

Employee, director and consultant stock options and warrants could lead to greater concentration of share ownership among insiders and could lead to dilution of share ownership which could lead to depressed share prices.

Because the success of our company is highly dependent upon our respective employees, our company has granted to some or all of our key employees, directors and consultants stock options to purchase shares of our common stock as non-cash incentives.  To the extent that significant numbers of such stock options may be granted and exercised, the interests of the other shareholders of our company may be diluted causing possible loss of investment value.

We have never declared or paid cash dividends on our common shares and do not anticipate doing so in the foreseeable future.

There can be no assurance that our board of directors will ever declare cash dividends, which action is exclusively within our discretion.  Shareholders cannot expect to receive a dividend on our common stock in the foreseeable future, if at all.

Trading of our common stock may be restricted by the Securities and Exchange Commission (SEC)'s "Penny Stock" regulations which may limit a shareholder's ability to buy and sell our shares.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than US$5.00 per share or an exercise price of less than US$5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of US$5,000,000 or individuals with a net worth in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the share that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

The National Association of Securities Dealer (NASD) has adopted sales practice requirements which may limit a shareholder's ability to buy and sell our shares.

In addition to the "penny stock" rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our shares and have an adverse effect on the market for our shares.

Risks Relating to our Management

Our articles contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our articles contain provisions that state, subject to applicable law, we must indemnify every director or officer of our company, subject to the limitations of the Business Corporations Act (British Columbia), against all losses or liabilities that our company's directors or officers may sustain or incur in the execution of their duties.  Our company's articles further state that no director or officer will be liable for any loss, damage or misfortune that may happen to, or be incurred by our company in the execution of his duties if he acted honestly and in good faith with a view to the best interests of our company.  Such limitations on liability may reduce the likelihood of litigation against our company's officers and directors and may discourage or deter our shareholders from suing our company's officers and directors based upon breaches of their duties to our company, though such an action, if successful, might otherwise benefit our company and our shareholders.

As a majority of our directors and officers are residents of countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our company or our directors and officers.

We do not currently maintain a permanent place of business within the United States. A majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our company or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Key management employees may fail to properly carry out their duties or may leave, which could negatively impact our corporate operations and/or our share price.

Our company's financial condition and the success of our oil and gas operations is dependent on our ability to hire and retain highly skilled and qualified personnel, including George T. Stapleton, II, R. William Thornton and George Orr. We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of service of any of our key personnel could have a material adverse effect on our operations and/or financial condition, which may negatively impact our share price. We do not have key-man insurance on any of our employees and with the exception of three senior officers, R. William Thornton, George T. Stapleton, II and George Orr, we do not have written employment agreements with any of our key personnel.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to 525,000 common shares which may be offered and resold from time to time by the selling stockholders identified in this reoffer prospectus. It is anticipated that the selling stockholders will offer the common shares for sale at prevailing prices on the OTC Bulletin Board, or on such other quotation system or stock exchange upon which our common shares are then quoted or traded, on the date of sale. We will not receive any proceeds from the sales of the common shares by the selling security holders under this reoffer prospectus. The selling stockholders will pay for the cost of all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

CAPITALIZATION

The following table sets forth our capitalization as of April 30, 2007 and July 31, 2007. The data should be read in conjunction with our audited financial statements, related notes and other financial information incorporated herein by reference.

Amounts below are presented in accordance with Canadian generally accepted accounting principals and are stated in Canadian dollars.

	As at April 30, 2007	As at July 31, 2007
	(audited)	(unaudited)

Share capital(1)	$ 41,168,088	$ 41,306,788
Warrants	3,729,000	3,729,000
Equity Portion of exchange shares(2)	8,599,442	8,599,442
Contributed Surplus	13,338,629	13,789,189
Equity portion of convertible promissory notes	120,566	120,566

	$ 66,955,725	$ 67,544,985

Common shares outstanding(1)	72,436,050	72,561,050

Notes:

(1)	Excludes 4,750,000 shares of our common stock issued and held in trust pursuant to an escrow agreement entered into in connection with the acquisition of Deerfield Energy LLC.

(2) Represents 95,000 class B shares of our subsidiary, MegaWest Energy (USA) Corp., as part of the consideration given to acquire Trinity Sands Energy LLC. Each class B exchange share is convertible into 100 shares of our common stock with up to 9,500,000 shares of our common stock to be issued. The holders of these MegaWest Energy (USA) Corp. shares have the right to exchange, or can receive a cash payment of US$950,000 (US$10.00 per exchange share) until July 31, 2008, after which we can implement a forced exchange of the shares.

(3) At April 30 and July 31, 2007, respectively, we had 9,669,000 and 10,159,000 stock options outstanding, exercisable into our common stock at prices from US$0.10 to US$2.25 per share, with expiry dates from March 15, 2008 through to March 15, 2012 and with various vesting terms.

(4) At April 30 and July 31, 2007, respectively, we had 19,500,000 incentive warrants outstanding that were granted to three entities (including, Endurance Energy Consulting Ltd., private company controlled by R. William Thornton, a director and the Chief Operating Officer of our company and Gladrock Energy LLC (Gladrock), a private company controlled by Dr. Gail Bloomer, a director of our company) that entitle such persons to purchase shares of our common stock at a price of US$0.10 per share for a period of six months after vesting if the holder thereof brings a project of merit (i.e. a project with a potential economic value in the amount of at least US$1.00 multiplied by the total number of warrants issued to the holder) to the directors of our company by January 15, 2009. Gladrock has been credited with identifying the Kentucky Reserves acquisition and the warrants issued to Gladrock have vested.

(5)

At April 30 and July 31, 2007, respectively, we had 6,000,000 consulting warrants outstanding. Each warrant is exercisable into one share of our common stock at an exercise price of US$0.50 per share and expires on January 5, 2009.

(6)

At April 30 and July 31, 2007, respectively, we had $2,928,442 and $2,842,665 of long-term debt outstanding. Long-term debt includes convertible promissory notes and cash redemption obligations on exchange shares.

(7)	At April 30, 2007 we had an accumulated deficit of $18,807,204.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the up to 525,000 common shares by the selling security holders which may be issued upon exercise of stock options granted under our 2004 Stock Option Plan. However, we may receive the exercise price at the time of the exercise of any stock options by the selling security holders, which we intend to use for general working capital purposes, unless a selling security holder exercises stock options under the cashless exercise option provisions of the 2004 Stock Option Plan.

SELLING SECURITY HOLDERS

As at the date hereof, we have issued stock options under the 2004 Stock Option Plan to the affiliates (as defined in Rule 405) of our company who are identified in the following table. If, subsequent to the date of this reoffer prospectus, we grant additional options to any of our affiliates under the 2004 Stock Option Plan, Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them.

The following table identifies the selling security holders and indicates: (i) the nature of any material relationship that such selling security holder has had with us for the past three years; (ii) the number of common shares held by the selling security holders; (iii) the amount to be offered for each selling security holder's account; and (iv) the number of common shares and percentage of outstanding common shares to be owned by each selling security holder after the sale of the common shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the common shares offered in this reoffer prospectus and may choose not to sell any of the common shares or only a part of the common shares that they receive. The Securities and Exchange Commission’s rules require that we assume that the selling security holders exercise all of their stock options and sell all of the common shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities

Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the common shares by the selling security holders.

Selling Security Holder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering(4)	After Offering(5)
Gerry Hampshire(6)	150,000	600,000	150,000	*	*
David Sealock(7)	235,000	685,000	150,000	*	*
Kelly Sledz(8)	75,000	300,000	75,000	*	*
Wayne Sampson(9)	150,000	600,000	150,000	*	*
TOTAL:	610,000	2,185,000	525,000	*	*

Notes:

*	Less than 1%.
(1)

Represents common shares beneficially owned by the named selling security holder. This figure includes common shares underlying the options held by the named selling security holder that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

(2)

Represents common shares underlying options granted to the named selling security holder under the 2004 Stock Option Plan whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)	Based on 72,561,050 common shares outstanding as of July 31, 2007.
(4)

Represents common shares held by the named selling security holder and common shares underlying options granted to the named selling security holder that may be exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(5)	Represents common shares held by the selling security holder assuming all of the common shares underlying the options granted to the named selling security holder are sold.
(6)

Mr. Hampshire is the Vice President Exploitation of our company. Pursuant to a Stock Option Plan Option Certificate dated January 8, 2007, we granted Mr. Hampshire 600,000 options under the 2004 Stock Option Plan at an exercise price of US$0.50 per share, of which 150,000 options have vested and may be exercisable as of, or within 60 days of, this reoffer prospectus.

(7)

Mr. Sealock is the Vice President Corporate Services and Secretary of our company. Pursuant to a Stock Option Plan Option Certificate dated January 8, 2007, we granted Mr. Sealock 600,000 options under the 2004 Stock Option Plan at an exercise price of US$0.50 per share, of which 150,000 options have vested and may be exercisable as of, or within 60 days of, this reoffer prospectus. In addition, pursuant to a Stock Option Plan Certificate dated July 9, 2007, we granted Mr. Sealock 85,000 options under the 2004 Stock Option Plan at an exercise price of US$2.20 per share, all of which have vested and may be exercisable as of, or within 60 days of, this reoffer prospectus.

(8)

Mr. Sledz is the Finance Manager and Controller of our company. Pursuant to a Stock Option Plan Option Certificate dated February 28, 2007, we granted Mr. Sledz 300,000 options under the 2004 Stock Option Plan at an exercise price of US$1.00 per share, of which 75,000 options have vested and may be exercisable as of, or within 60 days of, this reoffer prospectus.

(9)

Mr. Sampson is the VP Land of our company. Pursuant to a Stock Option Plan Option Certificate dated March 19, 2007, we granted Mr. Sampson 600,000 options under the 2004 Stock Option Plan at an exercise price of US$1.00 per share, of which 150,000 options have vested and may be exercisable as of, or within 60 days of, this reoffer prospectus.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the common shares beneficially owned by them, only an estimate (assuming the selling security holders sell all of the common shares offered hereby) can be given as to the number of common shares that will be beneficially owned by each selling security holder after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the common shares beneficially owned by them, all or a portion of the common shares beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

THE OFFER AND LISTING

The information required by this section is incorporated by reference from our Annual Report on Form 20-F filed on August 10, 2007.

ADDITIONAL INFORMATION

The information required by this section is incorporated by reference from our Annual Report on Form 20-F filed on August 10, 2007.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their common shares on any market upon which the common shares may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The common shares being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;
(c)	an exchange distribution in accordance with the rules of the applicable exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the common shares;
(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(i)	a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such common shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the common shares on behalf of the selling security holder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the common shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their common shares pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged common shares from time to time. Upon a sale of the common shares, the selling security holder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of common shares involved, the price at which the common shares are to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common shares.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the common shares will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any common shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

LEGAL MATTERS

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Clark Wilson LLP of Vancouver, British Columbia, Canada.

MATERIAL CHANGES

There have been no material changes in our company’s affairs since the end of our fiscal year ended April 30, 2007 that have not otherwise been described and filed in a report on Form 6-K and incorporated by reference into the reoffer prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 18 hereof for a list of documents filed by our company with the United States Securities and Exchange Commission, which are incorporated herein by this reference.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We will provide, without charge, to each person including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any or all the information that has been incorporated by reference in this prospectus. Requests should be directed to the President, MegaWest Energy Corp., Suite 800, 926 – 5th Avenue SW, Calgary, Alberta, Canada T2P 0N7. Our telephone number is (403) 984 6342 and our facsimile number is (403) 984 6343.

We file Form 6-K reports and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1 -800-732-0330 or (202) 551-8090 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission's website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Articles. Under our articles our directors must cause our company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives, to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

Business Corporations Act (British Columbia). Division 5 of Part 5 of the Business Corporations Act consists of Sections 159 through 165. Section 160 provides that a corporation may: (i) indemnify an eligible party (these consist of the corporation’s directors, officers, former directors and former officers and their respective heirs and personal or other legal representatives) against judgments, penalties or fines awarded as the result of an eligible proceeding (consisting of any proceeding in which any eligible party is or may be joined as a party by reason of being or having been a director or officer, or the equivalent of a director or officer, of the corporation) and/or (ii) pay the expenses of an eligible party reasonably incurred by that party in respect of such an eligible proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses incurred by an eligible party in respect of an eligible proceeding if the eligible party is ultimately successful in defending any such proceeding on the merits. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity to an eligible party if:

(a)	at the time the agreement to give indemnity was made the corporation was prohibited from agreeing to grant it by its memorandum or articles;
(b)	at the time the indemnity is made or paid the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(c)	if, in relation to the subject matter of the proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation; or
(d)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the eligible party did not have reasonable grounds for believing his or her conduct was lawful.

Section 164 of the Business Corporations Act (British Columbia) provides that, regardless of whether the payment of expenses or an indemnity is otherwise authorized under the corporation’s Articles or whether it is authorized or declined under Division 5 of Part 5 of the Business Corporations Act, a court may:

(a)	order a corporation to indemnify an eligible party against any liability incurred in respect of an eligible proceeding;
(b)	order a corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
(c)	order the enforcement of, or a payment under, an agreement of indemnity;
(d)	order payment of some or all expenses incurred by any eligible person in obtaining a court order under Section 164 of the Business Corporations Act; or
(e)	make any other order that the court deems appropriate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this registration statement on Form S-8, except for any information superseded by information in this registration statement on Form S-8.

The following documents filed by our company with the Securities and Exchange Commission are incorporated herein by reference:

1.	Annual Report pursuant to Section 13 or 15(d) of the Exchange Act of 1934 on Form 20-F filed on August 10, 2007;
2.	Report of Foreign Private Issuer on Form 6-K filed on August 13, 2007;
3.	Report of Foreign Private Issuer on Form 6-K filed on August 17, 2007;
4.	Registration Statement for Foreign Private Issuer on Form F-1 filed on September 4, 2007; and
5.	a description of our common shares that is required pursuant to Section 12(b) of the Securities Exchange Act of 1934 as described below:

Description of Common Shares

We are authorized to issue an unlimited number of common shares, without par value, and 100,000,000 preferred shares, without par value. Our common shares carry no pre-emptive, conversion or subscription rights and are not redeemable. Holders of our common shares are entitled to: (i) vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote; (ii) participate equally in dividends declared by us and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, rank equally; and (iii) receive the remaining property of our company upon dissolution or liquidation. Our preferred shares may be issued in one or more series and our directors may fix the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series.

Our articles do not restrict a director's power to: (i) vote on a proposal, arrangement or contract in which the director is materially interested; (ii) vote compensation to themselves or any other members of their body in the absence of an independent quorum; or (iii) exercise borrowing powers. Furthermore, our articles do not set out a mandatory retirement age for our directors and our directors are not required to own securities of our company in order to serve as directors.

At each annual general meeting of our company, all of our directors retire and the shareholders elect a new board of directors. Each director holds office until our next annual general meeting, or until his office is earlier vacated in accordance with our articles or with the provisions of the Business Corporations Act (British Columbia). A director appointed or elected to fill a vacancy on our board also holds office until our next annual general meeting.

Our articles provide that our annual meetings of shareholders must be held at such time in each calendar year and not more than 15 months after the last annual general meeting and at such place as our board of directors may from time to time determine.

Under our articles, and subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of our shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

Our articles state that our directors, the President, the Secretary, and any lawyer or auditor of our company are entitled to attend any meeting of our shareholders.

Except as provided in the Investment Canada Act, there are no limitations specific to the rights of non-Canadians to hold or vote our common shares under the laws of Canada or the Province of British Columbia or in our charter documents.

There are no provisions in our articles that would have the effect of delaying, deferring or preventing a change in control of our company, and that would operate only with respect to a merger, acquisition or corporate restructuring involving our company.

Our articles do not contain any provisions governing the ownership threshold above which shareholder ownership must be disclosed. Securities legislation in Canada, however, requires that we disclose in our annual general meeting proxy statement, holders who beneficially own more than 10% of our issued and outstanding shares, and United States Federal securities laws require the disclosure in our annual report on Form 20-F of holders who own more than 5% of our issued and outstanding shares.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street North East, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Articles. Under our articles our directors must cause our company to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives, to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

Business Corporations Act (British Columbia). Division 5 of Part 5 of the Business Corporations Act consists of Sections 159 through 165. Section 160 provides that a corporation may: (i) indemnify an eligible party (these consist of the corporation’s directors, officers, former directors and former officers and their respective heirs and personal or other legal representatives) against judgments, penalties or fines awarded as the result of an eligible proceeding (consisting of any proceeding in which any eligible party is or may be joined as a party by reason of being or having been a director or officer, or the equivalent of a director or officer, of the corporation) and/or (ii) pay the expenses of an eligible party reasonably incurred by that party in respect of such an eligible proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses incurred by an eligible party in respect of an eligible proceeding if the eligible party is ultimately successful in defending any such proceeding on the merits. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity to an eligible party if:

(a)	at the time the agreement to give indemnity was made the corporation was prohibited from agreeing to grant it by its memorandum or articles;
(b)	at the time the indemnity is made or paid the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(c)	if, in relation to the subject matter of the proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation; or
(d)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the eligible party did not have reasonable grounds for believing his or her conduct was lawful.

Section 164 of the Business Corporations Act (British Columbia) provides that, regardless of whether the payment of expenses or an indemnity is otherwise authorized under the corporation’s Articles or whether it is authorized or declined under Division 5 of Part 5 of the Business Corporations Act, a court may:

(a)	order a corporation to indemnify an eligible party against any liability incurred in respect of an eligible proceeding;
(b)	order a corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
(c)	order the enforcement of, or a payment under, an agreement of indemnity;
(d)	order payment of some or all expenses incurred by any eligible person in obtaining a court order under Section 164 of the Business Corporations Act; or
(e)	make any other order that the court deems appropriate.
Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.
4.1	2004 Stock Option Plan
4.2	Form of Stock Option Certificate under 2004 Stock Option Plan
5.	Opinion of Clark Wilson LLP
23.1	Consent of Clark Wilson LLP (included in Exhibit 5)
23.2	Consent of KPMG LLP, Chartered Accountants
23.3	Consent of Morgan & Company, Chartered Accountants
Item 9.	Undertakings.

(a)	We hereby undertake:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, Texas, United States of America on September 27, 2007.

MEGAWEST ENERGY CORP.

/s/ George T. Stapleton, II

George T. Stapleton, II

Chief Executive Officer, President and Director

(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints George T. Stapleton, II as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

/s/ George T. Stapleton, II

George T. Stapleton, II

Chief Executive Officer, President and Director

(Principal Executive Officer)

Date: September 27, 2007

/s/ George Orr

George Orr

Chief Financial Officer, Treasurer and Director

(Principal Financial and Accounting Officer)

Date: September 27, 2007

/s/ R. William Thornton

R. William Thornton

Chief Operating Officer and Director

Date: September 27, 2007

/s/ Brad Kitchen

Brad Kitchen

Director

Date: September 27, 2007

/s/ Brian J. Evans

Brian J. Evans

Director

Date: September 27, 2007

/s/ Dr. Gail Bloomer

Dr. Gail Bloomer

Director

Date: September 27, 2007

CW1438336.2